                                                                    EXHIBIT 99.2


                          CMC SECURITIES CORPORATION II
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       (EXCLUDES PRIVATELY-OFFERED MPCs TOTALING $217,198,748 AT ISSUANCE)

                                                         AMOUNT OF BENEFICIAL
   MPC SERIES       NAME AND ADDRESS                         OWNERSHIP                 PERCENTAGE
   REFERENCE      OF BENEFICIAL OWNER                   (PRINCIPAL AT 2/25/00)         OF SERIES
   ---------      -------------------                   ----------------------         ---------
1993-2A           Cede & Co.                                    $ 20,698,958            89.9989%
                  P.O. Box 20
                  Bowling Green Station
                  New York, NY  10004

1993-2C           Teachers Insurance & Annuity                  $ 58,674,983            89.7818%
                  Association of America
                  Securities Division, Mail Stop 41
                  730 Third Avenue, 4th Fl
                  New York, NY  10017

                  CMI Investors 3LP                             $  6,385,162             9.7703%
                  1000 Harbor Blvd., 8th Fl
                  Weehawken, NJ  07087

1993-2D           Cede & Co.                                    $ 40,244,207            93.3338%
                  (see above)

1993-2E           Cede & Co.                                    $100,767,602            99.0446%
                  (see above)

1993-2F           Cede & Co.                                    $ 22,247,595           100.0000%
                  (see above)

1993-2G           Teachers Insurance & Annuity                  $106,341,540            99.5213%
                  Association of America
                  (see above)

1993-2I           Cede & Co.                                    $ 42,528,726           100.0000%
                  (see above)

1995-A            Cede & Co.                                    $ 29,772,680           100.0000%
                  (see above)

1996-A            Cede & Co.                                    $ 23,680,906           100.0000%
                  (see above)

1996-B            Cede & Co.                                    $ 45,118,499           100.0000%
                  (see above)

1996-C            Cede & Co.                                    $ 38,472,851            99.9997%
                  (see above)